UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2018

Strategic Student & Senior Housing Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  333-220646

Maryland	81-4112948
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

10 Terrace Road, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.Entry into a Material Definitive Agreement.

Freddie Mac Portland Loan and Portland Bridge Loan

On August 31, 2018, Strategic Student & Senior Housing Trust, Inc. (referred to herein as “we,” “us,” “our” or the “Company”), through a special purpose entity (the “Borrower”) wholly owned by our operating partnership, SSSHT Operating Partnership, L.P. (our “Operating Partnership”), entered into a mortgage loan (the “Freddie Mac Portland Loan”) with KeyBank National Association (“KeyBank”) as a Freddie Mac Multifamily Approved Seller/Servicer.

On that same day, we, through our Operating Partnership, along with H. Michael Schwartz, our chief executive officer, and an entity controlled by Mr. Schwartz (the “KeyBank Bridge Borrowers”), entered into a first credit agreement supplement and amendment (the “Portland Bridge Loan”) to our second amended and restated credit agreement with KeyBank, dated February 23, 2018 (the “Second Amended KeyBank Bridge Loan” and together with the Portland Bridge Loan, the “Full KeyBank Bridge Loan”).

Please see Item 2.03 below for a description of the Freddie Mac Portland Loan and the Portland Bridge Loan. The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Amendment to Advisory Agreement

On September 6, 2018, we entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Advisory Agreement (the “Advisory Agreement”) with our Operating Partnership and SSSHT Advisor, LLC, our advisor (the “Advisor”). As a result of the Amendment (i) we will no longer incur acquisition fees and (ii) we increased the asset management fees payable to our Advisor from an annual rate of 0.625% to 0.8% of our average invested assets (as defined in the Advisory Agreement).

The foregoing summary of the material terms of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.8 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01.Completion of Acquisition or Disposition of Assets.

On August 31, 2018, we closed on the purchase of an existing 286-unit senior housing community, known as Courtyard at Mt. Tabor, located in Portland, Oregon (the “Courtyard Property”). The Courtyard Property is comprised of independent living (201 units), assisted living (73 units) and memory care (12 units). The Courtyard Property also contains developable land intended to be developed for an additional 23 units of memory care (the “Memory Care Expansion”). We acquired the Courtyard Property from unaffiliated third parties for a purchase price of $92 million, plus closing and acquisition costs, which was funded with a combination of proceeds from the Freddie Mac Portland Loan and the Portland Bridge Loan, each as described in Item 2.03 below, as well as additional preferred equity financing from an affiliate of our sponsor. In addition, we incurred approximately $1.6 million in acquisition fees owed to our Advisor in connection with this acquisition.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

First Mortgage – Freddie Mac Portland Loan

On August 31, 2018, we, through the Borrower, entered into the Freddie Mac Portland Loan in the amount of $63.2 million for the purpose of funding a portion of the purchase price for the Courtyard Property.

The Freddie Mac Portland Loan has a term of 10 years, with the first four years being interest only and a 30-year amortization schedule thereafter, and bears interest at a fixed rate of 4.86%. The Freddie Mac Portland Loan contains a number of customary representations, warranties, borrowing conditions, events of default, affirmative, negative and financial covenants, reserve requirements and other agreements, such as restrictions on our ability to prepay or defease the loans.

The Freddie Mac Portland Loan is evidenced by a multifamily note (the “Freddie Mac Portland Note”), and it is secured under a multifamily deed of trust, assignment of rents and security agreement (the “Deed of Trust”) from the Borrower in favor of the KeyBank, granting a first priority mortgage on the Courtyard Property in favor of KeyBank.

We serve as a non-recourse guarantor pursuant to the terms and conditions of the Freddie Mac Portland Loan (the “Freddie Mac Guaranty”). During the term of the Freddie Mac Portland Loan, we are required to maintain a net worth equal to or greater than $18.96 million and an initial liquidity requirement equal to or greater than $6.32 million. Once the Portland Bridge Loan is paid in full and the Memory Care Expansion is complete, the liquidity requirement will be reduced to $4.8 million. We are able to reduce each of the foregoing liquidity requirements by an additional amount equal to the amount of the 12-month trailing cash flows of our properties, up to a maximum reduction of $1.5 million.

Portland Bridge Loan

Concurrent with our entry into the Freddie Mac Portland Loan, the KeyBank Bridge Borrowers and KeyBank entered into the Portland Bridge Loan. Pursuant to the terms of the Portland Bridge Loan, the Second Amended KeyBank Bridge Loan was amended to add two additional tranches: (i) an initial loan of $27 million (the “Portland Initial Loan”) and (ii) a delayed draw commitment of up to $14 million (the “Portland Delayed Draw Commitment”). The KeyBank Bridge Borrowers utilized the Portland Initial Loan for the purpose of funding a portion of the purchase price for the Courtyard Property. We intend to use the Portland Delayed Draw Commitment primarily to fund the costs and expenses associated with the Memory Care Expansion.

The Portland Bridge Loan matures on August 31, 2019, which may be extended to April 30, 2020 as long as we pay a fee equal to 0.50% of the outstanding principal balance of the Portland Bridge Loan at the time of such extension and certain other customary terms and conditions are met. The Portland Bridge Loan bears the same interest rate as the Second Amended KeyBank Bridge Loan, which was at a variable rate of approximately 6.1% as of August 31, 2018. With respect to the Portland Delayed Draw Commitment, we are required to pay, on a quarterly basis, an unused commitment fee equal to 0.35% per annum of the average daily unused amount of the Portland Delayed Draw Commitment.

Pursuant to the Portland Bridge Loan, the security for the Second Amended KeyBank Bridge Loan was amended such that the Full KeyBank Bridge loan is additionally secured by a pledge of distributions and other rights with respect to the equity interests in the subsidiaries that have a fee or leasehold interest in the Courtyard Property. The KeyBank Bridge Borrowers are required to apply 100% of the net proceeds from certain capital events, as defined in the Second Amended KeyBank Bridge Loan, and apply the net proceeds from the issuance of equity interests in us, including the net proceeds from our public offering, to the repayment of the Full KeyBank Bridge Loan. Unless KeyBank otherwise consents, until the Portland Bridge Loan is repaid, we are required to defer payment of (i) acquisition fees otherwise payable to our Advisor and sponsor in connection with the acquisition of the Courtyard Property and (ii) in the event of a default, asset management fees otherwise payable to our Advisor and sponsor with respect to the Courtyard Property. The Portland Bridge Loan imposes certain covenant requirements on us and the other parties to the Portland Bridge Loan, which, if breached, could result in an event of default under the Full KeyBank Bridge Loan. In connection with the foregoing, we also amended the previously executed note in order to evidence the Full KeyBank Bridge Loan (the “KeyBank Note”), and we also entered into an Omnibus Amendment and Reaffirmation of Loan Documents (the “Omnibus Amendment”). As a result of the Omnibus Amendment, we continue to serve as a guarantor pursuant to the terms and conditions of the Full KeyBank Bridge Loan.

As of August 31, 2018, the outstanding balance on the Full KeyBank Bridge Loan was approximately $41.5 million. We expect such outstanding balance to (i) increase as we begin to draw upon the Portland Delayed Draw Commitment for the Memory Care Expansion and (ii) decrease as we apply the net proceeds from our public offering.

Memory Care Expansion

We anticipate beginning construction on the Memory Care Expansion in the fall of 2018. Prior to commencement, however, we are required to obtain lender consent under the Freddie Mac Portland Loan. As a condition to this consent: (i) we must deposit 25% of the anticipated costs of completion of the Memory Care Expansion, or approximately $2.5 million, into an escrow reserve to be held until the Memory Care Expansion is complete; and (ii) we must show evidence of available funds sufficient to cover the anticipated costs of completion, or approximately $10 million. We intend to utilize the Portland Delayed Draw Commitment to satisfy the foregoing financial requirements. In addition, we will be required to execute a guaranty under the Freddie Mac Portland Loan to guaranty the completion of the Memory Care Expansion.

The foregoing descriptions of the Freddie Mac Portland Loan, the Deed of Trust, the Freddie Mac Guaranty, the Freddie Mac Portland Note, the Portland Bridge Loan, the KeyBank Note and the Omnibus Amendment do not purport to be complete and are qualified in their entirety by reference to the Freddie Mac Portland Loan, the Deed of Trust, the Freddie Mac Guaranty, the Freddie Mac Portland Note, the Portland Bridge Loan, the KeyBank Note and the Omnibus Amendment, which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 hereto, respectively, and are incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(a)Financial statements of real estate acquired.

Since it is impracticable to provide the required financial statements for the acquired real property described in Item 2.01 at the time of this filing and no financials (audited or unaudited) are available at this time, we hereby confirm that we intend to file the required financial statements on or before November 19, 2018 by amendment to this Form 8-K.

(b)Pro forma financial statements.

See paragraph (a) above.

(d)Exhibits.

10.1	Multifamily Loan and Security Agreement, between SSSHT PropCo SE Division Street, LLC and KeyBank National Association, dated August 31, 2018

10.2	Multifamily Deed of Trust, Assignment of Rents and Security Agreement, between SSSHT PropCo SE Division Street, LLC and KeyBank National Association, dated August 31, 2018

10.3	Guaranty, by Strategic Student & Senior Housing Trust, Inc. for the benefit of KeyBank National Association, dated August 31, 2018

10.4	Multifamily Note, Fixed Rate Defeasance, in the original principal amount of $63,200,000, by SSSHT PropCo SE Division Street, LLC in favor of KeyBank National Association, dated August 31, 2018

10.5

First Credit Agreement Supplement and Amendment, by and among SSSHT Operating Partnership, L.P., H. Michael Schwartz and Noble PPS, LLC, as borrower, and KeyBank National Association, as lender, dated August 31, 2018

10.6

Amended and Restated Promissory Note, in the principal amount of $56,500,000, by SSSHT Operating Partnership, L.P., H. Michael Schwartz and Noble PPS, LLC in favor of KeyBank National Association, dated August 31, 2018

10.7

Omnibus Amendment and Reaffirmation of Loan Documents, by and among SSSHT Operating Partnership, L.P., Noble PPS, LLC, Strategic Student & Senior Housing Trust, Inc., SSSHT Student Holdco, LLC, SSSHT Senior Holdco, LLC, SSSHT TRS, Inc., Encore Capital Group, LLC, and KeyBank National Association, dated August 31, 2018

10.8	Amendment No. 1 to the Amended and Restated Advisory Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic STUDENT & SENIOR HOUSING Trust, Inc.

Date:  September 7, 2018By:/s/ Michael O. Terjung

Michael O. Terjung

Chief Financial Officer and Treasurer